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                                                                    Exhibit 23.3


MitoKor, Inc.
11494 Sorrento Valley Road
San Diego, CA 92121

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 16, 2001 relating to the financial statements of Apollo BioPharmaceutics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP


Boston, Massachusetts
May 3, 2002